UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 12, 2017 (February 9, 2017)

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard Fort Valley, Georgia	31030
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (478) 822-2801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Blue Bird Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K ("Amendment No. 1") filed with the SEC on February 9, 2017 (the Original Form 8-K), to refurnish the press release attached as Exhibit 99.1 in order to present net cash used in continuing operations (a GAAP measure) with equal or greater prominence to adjusted free cash flow (a non-GAAP measure), and to provide management's rationale for the inclusion of key non-GAAP measures we use to evaluate our performance.

ITEM 2.02        RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The Company hereby furnishes a revised press release in response to certain comments from the Staff of the Securities and Exchange Commission related to non-GAAP measures. A copy of the press release, which is incorporated by reference into this Item 2.02 as if fully set forth herein, is furnished as Exhibit 99.1 to this Amendment No. 1.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS
(d)     Exhibits

Exhibit No.     Description
99.1        Press release of the Company, dated February 9, 2017 (amended).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Bird Corporation

Dated:	April 12, 2017	/s/ Paul Yousif
Paul Yousif
General Counsel and Corporate Treasurer

Exhibit Index

Exhibit No.     Description
99.1        Press release of the Company, dated February 9, 2017 (amended).